EXHIBIT 32

CERTIFICATION OF THE TRUSTEE PURSUANT TO SECTION 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Elaina C. Rodgers, is an authorized officer of The Bank of New York Mellon Trust Company, N.A., the trustee of BP Prudhoe Bay Royalty Trust (the “registrant”).

This statement is being furnished in connection with the filing by the registrant of the registrant’s annual report on Form 10-K for the fiscal year ended December 31, 2023 (the “Report”).

By execution of this statement, the undersigned certifies that:

(A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(B)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant as of the dates and for the periods covered by the Report.

Date: March 14, 2024

By:	/s/ Elaina C. Rodgers
Elaina C. Rodgers
Vice President
The Bank of New York Mellon Trust Company, N.A.